EXHIBIT 1

JOINT FILING AGREEMENT AMONG

DAVID D. SMITH, FREDERICK G. SMITH,

J. DUNCAN SMITH and ROBERT E. SMITH

WHEREAS, in accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934 (the “Act”), only one joint Statement and any amendments thereto need be filed whenever one or more persons are required to file such a Statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such Statement or any amendments thereto is filed on behalf of each of them;

NOW, THEREFORE, the parties hereto agree as follows:

David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith do hereby agree, in accordance with Rule 13d-1(k) under the Act, to file Amendment No. 10 to the Statement on Schedule 13D relating to their ownership of the Common Stock of Sinclair Broadcast Group, Inc. and do hereby further agree that said statement shall be filed on behalf of each of them.

Dated: November 19, 2008

/S/ DAVID D. SMITH
David D. Smith

/S/ FREDERICK G. SMITH
Frederick G. Smith

/S/ J. DUNCAN SMITH
J. Duncan Smith

/S/ ROBERT E. SMITH
Robert E. Smith